EXHIBIT 10.1

                              MANAGEMENT AGREEMENT


     THIS MANAGEMENT AGREEMENT, is entered into as of July 15, 1999, by and between THORNBURG MORTGAGE ASSET CORPORATION, a Maryland corporation (hereinafter referred to as the "Company"), and THORNBURG MORTGAGE ADVISORY CORPORATION, a Delaware corporation (hereinafter referred to as the "Manager"), with respect to the following:

                                   WITNESSETH:

     WHEREAS, the Company is engaged in the business of investing in mortgage securities ("Mortgage Securities") and mortgage loans ("Mortgage Loans") (collectively, "Mortgage Assets") and has qualified for the tax benefits accorded to a real estate investment trust ("REIT") by Sections 856 through 860 of the Internal Revenue Code of 1986 ("Code"), as amended; and

     WHEREAS, the Company desires to continue to retain the Manager to manage the assets of the Company and to perform administrative services for the Company in the manner and on the terms set forth herein, and wishes to enter into this Agreement for a ten (10) year term and thereafter until the Company's board of directors (the "Board of Directors") shall have met to take action on the renewal or termination of this Agreement; and

     WHEREAS, the Manager shall not engage in any activity which would cause it to be required to register as an investment advisor under the Investment Advisers Act of 1940; and

     WHEREAS, the Manager shall comply with all laws applicable to it and arising in connection with this Agreement.

     NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

     SECTION  1.     Definitions.  Capitalized terms used but not defined herein
                     -----------
shall have the meanings assigned them in the currently effective Prospectus and Form 10-K of the Company as filed with the Securities and Exchange Commission as of the date of this Agreement. In addition, the following terms shall have the meanings assigned to them:

     (a) "Agreement" means this Management Agreement, as amended from time to time.

     (b) "Agreement Date" means the date reflected on page one as of which this Agreement is signed and dated.

     (c) "Average Net Invested Assets" means for any period the difference between (i) the aggregate book value of the consolidated assets of the Company and it subsidiaries, before reserves for depreciation or bad debts or other similar noncash market value adjustments and reserves, and (ii) the book value of average debt associated with the Company's ownership of Mortgage Assets, computed by taking the average of such net values at the end of each month during such period.

     (d) "Average Net Worth" means for any period the arithmetic average of the sum of the gross proceeds from any offering of its equity securities by the Company, before deducting any underwriting discounts and commissions and other expenses and costs relating to the offering, plus the Company's retained earnings (without taking into account any losses incurred in prior periods) computed by taking the average of such values at the end of each month during such period, and shall be reduced by any amount that the Company pays for the repurchases of Common Stock.

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     (e)     "Governing  Instruments"  means  the  articles of incorporation and bylaws  in  the  case  of  a  corporation.

     (f) "Return on Equity" means for any quarter the product of the Company's Net Income for the quarter divided by the Company's Average Net Worth for the quarter.

     SECTION  2.     General  Duties of the Manager.  Subject to the supervision
                     ------------------------------
of the Company's board of directors (the "Board of Directors"), the Manager shall provide services to the Company, and to the extent directed by the Board of Directors, shall provide similar services to any subsidiary of the Company as follows:

     (a) serve as the Company's consultant with respect to formulation and updating of investment criteria and policy guidelines for consideration by the Board of Directors ("Guidelines");

     (b) represent the Company in connection with (i) its commitments to purchase and (ii) the purchase of Mortgage Assets, including the accumulation of Mortgage Loans for securitization;

     (c) furnish reports and statistical and economic research to the Company regarding the Company's investments and activities and the services performed for the Company by the Manager;

     (d) monitor and provide to the Board of Directors on an on-going basis price information and other data obtained from certain nationally recognized dealers that maintain markets in Mortgage Assets identified by the Board of Directors from time to time, and provide data and advice to the Board of Directors in connection with the identification of such dealers;

     (e) administer the day-to-day operations of the Company and perform or supervise the performance of such other administrative functions necessary or advisable for the management of the Company as may be agreed upon by the Manager and the Board of Directors including, without limitation, collection of the Company's revenues and payment of the Company's expenses, debts and obligations and maintenance of appropriate computer services to provide such administrative functions;

     (f) communicate on behalf of the Company with the holders of the equity and debt securities of the Company as required to satisfy the continuous reporting and other requirements of any governmental bodies or agencies to holders of such securities and third parties and to maintain effective relations with such holders of the Company's securities;

     (g) designate a servicer for those Mortgage Loans sold to the Company by originators or sellers that have elected not to service such loans and arrange for the monitoring and administering of such servicers;

     (h) counsel the Company in connection with policy decisions to be made by the Board of Directors;

     (i) upon request by and in accordance with the directions of the Board of Directors, invest or reinvest any money of the Company;

     (j) engage in hedging activities on behalf of the Company consistent with the Company's qualification as a REIT and with the Guidelines;

     (k) arrange for the issuance of Mortgage Securities from pools of Mortgage Loans acquired by the Company, and provide to the Company itself or through another appropriate party all services in connection with the creation of Mortgage Securities, including:

     (1) serving as consultant with respect to the structuring of each class or series of Mortgage Securities;

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     (2)     negotiating  the  rating  requirements  with  rating  agencies with respect  to  the  rating  of  each  class  or  series  of  Mortgage  Securities;

     (3) accumulating and reviewing all Mortgage Loans which may secure or constitute the mortgage pool for each class or series of Mortgage Securities;

     (4) negotiating all agreements and credit enhancements with respect to each class or series of Mortgage Securities;

     (5) issuing commitments on behalf of the Company to purchase Mortgage Loans to be used to secure or constitute the mortgage pool for each class or series of Mortgage Securities;

     (6) organizing and administering all activities in connection with the closing of each class or series of Mortgage Securities, including all negotiations and agreements with underwriters, trustees, servicers, master servicers and other parties; and

     (7) performing such other services as may be required from time to time for completing the creation of each class or series of Mortgage Securities.

     (l) provide to the Company itself or through another appropriate party all services in connection with the administration of each class or series of Mortgage Securities created by the Company;

     (m) provide the executive and administrative personnel, office space and services required in rendering the foregoing services to the Company;

     (n) perform such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Manager shall deem necessary, advisable or appropriate under the particular circumstances;

     (o) cause the Company to qualify to do business in all applicable jurisdictions as may be required from time to time under applicable state and federal laws; and

     (p) comply with all laws applicable to the Manager and use its best efforts to cause the Company to comply with all laws applicable to the Company.

     SECTION  3.     Additional  Activities  of  Manager.
                     -----------------------------------

     (a) Nothing herein shall prevent the Manager or any of its Affiliates from engaging in other businesses or from rendering services of any kind to any other person or entity, including investment in, or advisory service to others investing in, any type of real estate investment, including investments which meet the principal investment objectives of the Company. Notwithstanding anything elsewhere in this Agreement to the contrary, the Manager shall not engage in any activity which would cause it to be required to register as an investment advisor under the Investment Advisers Act of 1940. In furtherance thereof, during any twelve (12) month period, the Manager shall not (i) render investment advice to more than fifteen (15) clients, (ii) hold itself out generally to the public as an investment advisor, or (iii) act as an investment advisor to any investment Company that is registered under the Investment Company Act.

     (b) Directors, officers, employees and agents of the Manager or Affiliates of the Manager may serve as directors, officers, employees, agents, nominees or signatories for the Company or any subsidiary of the Company, to the extent permitted by their Governing Instruments, as from time to time amended, or by any resolutions duly adopted by the Board of Directors pursuant to the Company's Governing Instruments. When executing documents or otherwise acting in such capacities for the Company, such persons shall use their respective title in the Company.

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     SECTION  4.     Bank Accounts.  At the direction of the Board of Directors,
                     -------------
the Manager may establish and maintain one or more bank accounts in the name of the Company or any subsidiary of the Company, and may collect and deposit into any such account or accounts, and disburse funds from any such account or accounts, under such terms and conditions as the Board of Directors may approve; and the Manager shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and, upon request by the Company, to the auditors of the Company or any subsidiary of the Company.

     SECTION  5.     Records;  Confidentiality.  The  Manager  shall  maintain
                     -------------------------
appropriate books of account and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by representatives of the Company or any subsidiary of the Company at any time during normal business hours. The Manager shall keep confidential any and all information it obtains from time to time in connection with the services it renders under this Agreement and shall not disclose any portion thereof to non-affiliated third parties except with the prior written consent of the Company, or except as may be required by applicable law or judicial process.

     SECTION  6.     Obligations  of  Manager.
                     ------------------------

     (a) The Manager shall require each seller or transferor of Mortgage Assets to the Company to make such representations and warranties regarding such Mortgage Assets as may be, in the judgment of the Manager, necessary, advisable and appropriate. In addition, the Manager shall take such other action as it deems necessary, advisable or appropriate with regard to the protection of the Company's investments.

     (b) The Manager shall refrain from any action which would adversely affect the status of the Company or, if applicable, any subsidiary of the Company as a REIT or which would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or any such subsidiary or which would otherwise not be permitted by the Company's or such subsidiary's Governing Instruments. If the Manager is ordered to take any such action by the Board of Directors, the Manager shall promptly notify the Board of Directors of the Manager's judgment that such action would adversely affect such status or violate any such law, rule or regulation or the Governing Instruments. The Manager, its directors, officers, stockholders and employees shall not be liable to the Company, any subsidiary of the Company, or the Board of Directors, including the "Independent Directors" (as defined in the Company's Bylaws), for any act or omission by the Manager, its directors, officers, stockholders or employees except as provided in Section 11 of this Agreement.

     SECTION  7.     Compensation.
                     ------------

     (a)     Annual  Base  Management  Fee.  For  services  rendered  under this
             -----------------------------
Agreement, the Company shall pay to the Manager, commencing with the month in which the Agreement Date occurs, an annual base management fee based on the Average Net Invested Assets of the Company and its subsidiaries for each year, payable monthly in arrears, as follows:

        1.1% of the first $300 million of Average Net Invested Assets, plus .8% of the portion of Average Net Invested Assets above $300 million.

The annual base management fee shall be calculated by the Manager within fifteen
(15) days after the end of the each month, and such calculation shall be promptly delivered to the Company. The Company shall pay to the Manager the applicable portion of the annual base management fee payable pursuant to this
Section 7 (a) for each month within thirty (30) days after the end of each such month. Payments of the applicable portion of the annual base management fee shall be pro rated based on the number of days elapsed during any partial month.

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     (b)     Incentive  Compensation.  In addition to the annual base management
             -----------------------
fee, the Manager shall receive as incentive compensation for each fiscal quarter an amount equal to twenty percent (20%) of the Net Income of the Company, before Incentive Compensation, in excess of the amount that would produce an annualized Return on Equity equal to the Ten Year U.S. Treasury Rate (average of weekly average yield to maturity for U.S. Treasury securities (adjusted to a constant maturity of ten (10) years) as published weekly by the Federal Reserve Board in publication H.15 during a quarter) plus one percent (1%). The incentive compensation calculation and payment shall be made quarterly in arrears. The Manager shall compute the incentive compensation payable under this Section 7(b) within forty-five (45) days after the end of each fiscal quarter. The Company shall pay the incentive compensation with respect to each fiscal quarter within 15 days following the delivery to the Company of Manager's written statement setting forth the computation of the incentive compensation for such quarter.

     (c) If loans are made to the Company by an "Affiliate" (as such term is defined as the Company's by-laws) of the Manager, the maximum amount of interest that may be charged by such Affiliate shall be the prime rate publicly announced by Citibank, N.A. from time to time plus 1% per year.

     (d) Net Income of the Company, solely for purposes of calculating the Manager's Incentive Compensation under Section 7(b), shall be determined by calculating net income available to shareholders of Common Stock, in accordance with generally accepted accounting principles ("GAAP"), as determined by the Company's independent certified public accountants.

     (e) The proceeds from any issue of preferred stock which may from time to time be created and authorized for issuance by the Board of Directors (the "Preferred Stock") shall be included in Average Net Invested Assets in calculating the Manager's annual base management fee under Section 7(a). For calculating the Manager's Incentive Compensation, Preferred Stock shall be excluded from Average Net Worth and the minimum or fixed rate portion of any Preferred Stock dividend shall be deducted from taxable income before incentive compensation.

     SECTION  8.     Expenses  of the Company.  The Company or any subsidiary of
                     ------------------------
the Company shall pay all of its expenses as set forth on Annex A attached, and shall reimburse the Manager for documented expenses of the Manager reasonably incurred on its behalf in furtherance of the Manager's responsibilities under this Agreement. The reimbursable expenses of the Manager shall include, without limitation, the amount of any New Mexico Gross Receipts Tax which the Manager becomes obligated to pay based on the annual base management fees, incentive compensation and any other receipts which the Manager derives in connection with its service to the Company. The Manager shall be responsible for its own costs of operation set forth under Section II on Annex A.

     SECTION 9.  Annual Operating Expenses Limitation Requiring Reimbursement by
                 ---------------------------------------------------------------
the  Manager.
------------

     (a) Subject to the adjustment as provided in paragraph (b), expenses incurred by the Manager on behalf of the Company shall be reimbursed monthly to the Manager within 30 days after the end of each month. The Manager shall prepare a statement documenting the expenses of the Company and those incurred by the Manager on behalf of the Company during each month, and shall deliver such statement to the Company within 15 days after the end of each month.

     (b) Within 120 days after the end of each of the Company's fiscal years, the Manager shall reimburse the Company for any expense reimbursement received by the Manager from the Company hereunder with respect to such fiscal year to the extent that the Operating Expenses (as defined in Annex A attached hereto) of the Company for such fiscal year exceed the greater of 2% of its Average Net Invested Assets or 25% of its Net Income for such fiscal year; unless a majority of the Independent Directors determines that, based upon such unusual or nonrecurring factors which they deem sufficient, a higher level of expenses is justified for such fiscal year, in which case, such expenses shall be payable to the Manager in succeeding fiscal years to the extent that the expenses of the Company are less than the greater of 2% of its Average Net Invested Assets or 25% of its Net Income for such fiscal year. The determination of Net Income for any period for purposes of calculating the expense limitation will be the same as for calculating the Manager's incentive compensation, except that the determination of Net Income for purposes of calculating the expense limitation will include any incentive compensation payable for such period. The amount of any Gross Receipts Tax reimbursed by the Company to the Manager pursuant to Section 8 above, as well as the other costs and expenses enumerated on Annex A attached hereto, are not Operating Expenses and are not subject to the operating expense limitation set forth above.

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     SECTION 10.  Monitoring Servicing.  The Manager will monitor and administer
                  --------------------
the servicing of the Company's Mortgage Loans, other than loans pooled to back Mortgage Securities. Such monitoring and administrative services will include, but not be limited to, the following activities: serving as the Company's consultant with respect to the servicing of loans; collection of information and submission of reports pertaining to the Mortgage Loans and to moneys remitted to the Manager or the Company by Servicers; periodic review and evaluation of the performance of each servicer to determine its compliance with the terms and conditions of the applicable servicing agreement and, if deemed appropriate, recommending to the Company the termination of such servicing agreement; acting as a liaison between Servicers and the Company and working with servicers to the extent necessary to improve their servicing performance; review of and recommendations as to fire losses, easement problems and condemnation, delinquency, foreclosing and other reports on Mortgage Loans; supervising claims filed under any mortgage insurance policies; and enforcing the obligation of any servicer to repurchase Mortgage Loans from the Company. The Manager may enter into subcontracts with other parties, including its Affiliates, to provide any such services for the Manager; provided however, all such subcontractors shall
                                 ----------------
then be subject to the terms of this Agreement and the Manager shall provide written notice of such subcontracts to the Company; and, provided further, in no
                                                         -------- -------
event shall any such subcontracts or subcontractors contravene the Manager's obligations and limitations set forth in Section 3 (a) of this Agreement.

     SECTION  11.  Limits  of  Manager  Responsibility.
                   -----------------------------------

     (a) The Manager assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and shall not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendations of the Manager. The Manager, its directors, officers, stockholders and employees will not be liable to the Company, any subsidiary of the Company, the independent Directors or the Company's or its subsidiary's stockholders for any acts or omissions by the Manager, its directors, officers, stockholders or employees under or in connection with this Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties. The Company shall reimburse, indemnify and hold harmless the Manager, its stockholders, directors, officers and employees of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including, without limitation, attorneys' fees) in respect of or arising from any acts or omissions of the Manager, its stockholders, directors, officers and employees made in good faith in the performance of the Manager's duties under this Agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties.

     (b) The Manager shall reimburse, indemnify and hold harmless the Company, any subsidiary, or any of their stockholders, directors, officers and employees from any and all expenses, losses, damages, liabilities, demands, charges and claims (including, without limitation, attorneys' fees) arising out of any intentional misstatements of fact made by the Manager in connection with the issuance of commitments to purchase Mortgage Assets on behalf of the Company and the purchase of Mortgage Assets by the Company resulting from such commitments.

     SECTION  12.  No  Joint  Venture.  The  Company  and  the  Manager  are not
                   ------------------
partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

     SECTION  13.  Term;  Termination.
                   ------------------

     (a) This Agreement shall commence on the Agreement Date and shall continue in force until the next regularly scheduled Board of Directors meeting of the Company following the tenth anniversary of the Agreement Date, and thereafter, it may be extended only with the consent of the Manager and by the affirmative vote of a majority of the Board of Directors, including a majority of the Independent Directors. Each extension shall be executed in writing by the parties hereto before the expiration of this Agreement or any extension thereof. Each such extension shall not exceed a term of ten years.
Notwithstanding any other provision to the contrary, this Agreement, or any extension hereof, may be terminated by the Company, upon 60 days written notice, by majority vote of the Independent Directors or by majority vote of the Stockholders. If this Agreement is terminated pursuant to this Section 13, such termination shall be subject to the provisions of Section 16 of this Agreement.

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     (b)     Name  Change Upon Termination of Management Agreement.  The Company
             -----------------------------------------------------
agrees that, if at any time the Manager or any Affiliate of the Manager shall cease to serve generally as Manager of the Company or any Subsidiary, upon receipt of a written request of the Manager, the Company and such Subsidiary will cause their governing instruments, including articles of incorporation and by-laws, to be amended so as to change the name of the Company or such Subsidiary to a name that does not include "Thornburg" or any approximation thereof.

     (c) The Independent Directors shall determine at least annually that the compensation paid to the Manager is reasonable in relation to the nature and quality of services performed and also shall supervise performance of the Manager and the compensation paid to it to determine that the provisions of this Agreement are being carried out. The Independent Directors shall also determine at least annually that the total fees and expenses of the Company are reasonable in light of all relevant factors. Each such determination shall be based upon the following factors and all other factors the Independent Directors may deem relevant and the findings of the Independent Directors on each of such factors shall be recorded in the minutes of the Board of Directors:

     (1) the size of the management fee in relation to the size, compensation and profitability of the investment portfolio of the Company;

     (2) the success of the Manager in generating opportunities that meet the investment objectives of the Company;

     (3) the rates charged to other real estate investment trusts and to other investors by advisors performing similar services;

     (4) additional revenues realized by the Manager and its affiliates through their relationship with the Company whether paid by the Company or by others with whom the Company does business;

     (5) the quality and extent of service and advice furnished to the Company;

     (6) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

     (7)     the  quality  of  the  investment  portfolio  of  the  Company.

     SECTION  14.  Assignments.
                   -----------

     (a) Except as set forth in Section 13(b) of this Agreement, this Agreement shall terminate automatically in the event of its assignment, in whole or in part, by the Manager, unless the Company (with the approval of a majority of the Independent Directors) consents to such assignment in advance. Any such assignment shall bind the assignee hereunder in the same manner as the Manager is bound. In addition, the assignee shall execute and deliver to the Company a counterpart of this Agreement naming such assignee as Manager. This Agreement shall not be assigned by the Company without the prior written consent of the Manager, except in the case of assignment by the Company to a REIT or other organization which is a successor (by merger, consolidation or purchase of assets) to the Company, in which case such successor organization shall be bound hereunder and by the terms of such assignment in the same manner as the Company is bound hereunder.

     (b) Notwithstanding any provision of this Agreement to the contrary, subject to Section 3(a), the Manager may subcontract and assign any or all of its responsibilities under Sections 2(k), 2(l) and 10 of this Agreement to any of its Affiliates, and the Company hereby consents to any such assignment and subcontracting.

     SECTION  15.  Termination  by  Company  for  Cause.  At  the  option of the
                   ------------------------------------
Company, this Agreement shall be and become terminated upon 60 days written notice of termination from the Board of Directors to the Manager if any of the following events shall occur:

     (a) if the Manager shall violate any provision of this Agreement and, after notice of such violation, shall not cure such violation within 30 days;

     (b) there is entered an order for relief or similar decree or order with respect to the Manager by a court having competent jurisdiction in an involuntary case under the federal bankruptcy laws as now or hereafter constituted or under any applicable federal or state bankruptcy, insolvency or other similar laws; or the Manager (i) ceases, or admits in writing its inability to pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, creditors; (ii) applies for, or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Manager or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Manager and continue undismissed for 30 days; (iii) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorizes such application or consent, or proceedings to such end are instituted against the Manager without such authorization, application or consent and are approved as properly instituted and remain undismissed for 30 days or result in adjudication of bankruptcy or insolvency; or (iv) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains undismissed for 30 days; or

     (c) If any of the events specified in Section 15(b) of this Agreement shall occur, the Manager shall give prompt written notice thereof to the Board of Directors upon the occurrence of such event.

     SECTION  16.  Action  Upon  Termination.
                   -------------------------

     (a) From and after the effective date of termination of this Agreement, pursuant to Sections 13, 14 or 15 of this Agreement, the Manager shall not be entitled to compensation for further services hereunder, except pursuant to any
                                                          ------
separate written management termination agreement that may hereafter be negotiated by the parties, but shall be paid all compensation accruing to the date of termination, including deferred incentive compensation which is recoverable in accordance with Section 7(e) of this Agreement. Upon such termination, the Manager shall forthwith:

     (1) after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled, pay over to the Company or any subsidiary of the Company all money collected and held for the account of the Company or any subsidiary of the Company pursuant to this Agreement;

     (2) deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors with respect to the Company or any subsidiary of the Company;

     (3) pay to the Company all sums set forth on the accounting referenced in (b) above; and

     (4) deliver to the Board of Directors all property and documents of the Company or any subsidiary of the Company then in the custody of the Manager.

     (b) Upon the occurrence of (i) an "Acquisition Event" or (ii) the termination of this Agreement by the Company (in either case, a "Termination Event"), other than a termination for cause on the grounds set forth in Section 15 of this Agreement, the Company agrees to, and shall be obligated to, acquire and pay for substantially all of the assets of the Manager in a transaction intended to qualify, in the opinion of counsel reasonably acceptable to the Manager, as a tax free reorganization pursuant to Section 368(a)(1)(A) or 368(a)(1)(C) of the Internal Revenue Code, as amended, (the "Reorganization"). The Reorganization shall be effected in a transaction intended to qualify, in the opinion of the Company's certified public accountants, as a pooling of interests for financial accounting purposes if such treatment is then available and, in the determination of the Company, advisable. In consideration for the Reorganization, the Company shall issue to the Manager an amount of publicly registered shares of Common Stock of the Company, calculated as follows:

     (1) The Manager will retain an independent certified public accountant mutually acceptable to the Company and the Manager to prepare in accordance with generally accepted accounting principals on the cash receipts and disbursements method of accounting audited financial statements for the three 12 month periods (the "Statements") over the thirty-six month period ending with the most recently completed calendar quarter (the "Measuring Period"). The Statements will show gross revenues received by the Manager less all expenses (excluding bonus payments to the Manager's employees and affiliates) paid by the Manager during the Measuring Period.

     (2) The Company will issue to the Manager as payment for the Reorganization that number of shares of Common Stock of the Company equal to 120% of the quotient of the Manager's net profit (excluding bonus payments to the Manager's employees and affiliates) on the Statement for the 12 month period showing the highest net profit during the Measuring Period, divided by the dividend per share declared by the Company during the most recent fiscal quarter in which a dividend was declared, on an annualized basis; provided, however, that such Reorganization payment shall not be less than the sum of $5 million for each $100 million of equity capital attributable to the Company's Common Stock and preferred stock.

     (3) "Acquisition Event" means -- (A) the acquisition by any person or entity who or which, together with all affiliates and associates of such person or entity shall become the beneficial owner of 20% or more of the common stock of the Company then outstanding, but shall not include the Company, any subsidiary or employee benefit plan thereof (collectively, "Excluded Entities"), through an unsolicited tender offer or exchange offer or other acquisition of such number of shares by such person, or -- (B) a change in the majority of the Board of Directors of the Company, whether by resignation or removal, which change occurs as a result of the acquisition of a controlling interest in the outstanding voting stock of the Company by any person or entity, other than Excluded Entities, or -- (C) a merger, consolidation, or reorganization between the Company and another entity with the Company being either the surviving entity or the acquired entity, or the transfer of assets into the Company for stock or other equity securities of the Company, or securities exercisable or convertible into equity securities by any person or entity, other than Excluded Entities.

     (4) The Company shall at all times keep and maintain an adequate reserve of authorized but unissued shares available to fulfill the obligation to issue shares pursuant to the Reorganization.

     (5) Upon the occurrence of an Acquisition Event, the Company shall promptly file a registration statement and use its best efforts to cause such registration statement to become effective under the Securities Act of 1933, as amended, with respect to the public offering and distribution of such shares reserved for issuance pursuant to the Reorganization.

     (6) The Company and the Manager will, as soon as possible after the occurrence of an Acquisition Event, but in no event later than 60 days after the Acquisition Event, take all necessary corporate action to consummate and close the Reorganization, including the Company's issuance of the shares of common stock to the Manager as determined in paragraph (2) above.

     SECTION  17.  Release of Money or Other Property Upon Written Request.  The
                   -------------------------------------------------------
Manager agrees that any money or other property of the Company or any subsidiary of the Company held by the Manager under this Agreement shall be held by the Manager as custodian for the Company or such subsidiary, and the Manager's records shall be appropriately marked clearly to reflect the ownership of such money or other property by the Company or such subsidiary. Upon the receipt by the Manager of a written request signed by a duly authorized officer of the Company requesting the Manager to release to the Company or any subsidiary of the Company any money or other property then held by the Manager for the account of the Company or any subsidiary of the Company under this Agreement, the Manager shall release such money or other property to the Company or any subsidiary of the Company within a reasonable period of time, but in no event later than 30 days following such request. The Manager shall not be liable to the Company, any subsidiary of the Company, the Independent Directors, or the Company's stockholders for any acts performed or omissions to act by the Company or any subsidiary of the Company in connection with the money or other property released to the Company or any subsidiary of the Company in accordance with this Section. Subject to the foregoing, the Company shall indemnify the Manager, its directors, officers, stockholders and employees against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, which arise in connection with the Manager's release of such money or other property to the Company or any subsidiary of the Company in accordance with the terms of this Section 17. Indemnification pursuant to this provision shall be in addition to any right of the Manager to indemnification under
Section  11  of  this  Agreement.

     SECTION  18.  Representations  and  Warranties.
                   --------------------------------

     (a) The Company hereby represents and warrants to the Manager as follows:

     (1) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Company and its subsidiaries, taken as a whole. The Company does not do business under any fictitious business name.

     (2) The Company has the corporate power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, stockholders and creditors of the Company, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Company in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Company, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     (3) The execution, delivery and performance of this Agreement and the documents or instruments required hereunder, will not violate any provision of any existing law or regulation binding on the Company, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Company, or the Governing Instruments of, or any securities issued by the Company or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company is a party or by which the Company or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Company and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

     (4) Nothing in this Agreement shall or is intended to contravene any fact or representation set forth in any prospectus, registration statement, annual report or quarterly report as filed by the Company with the Securities and Exchange Commission.

     (b) The Manager hereby represents and warrants to the Company as follows:

     (1) The Manager is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business require such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Manager and its subsidiaries, taken as a whole. The Manager does not do business under any fictitious business name.

     (2) The Manager has the corporate power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary partnership action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, partners and creditors of the Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be executed and delivered by a duly authorized agent of the Manager, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Manager enforceable against the Manager in accordance with its terms.

     (3) The execution, delivery and performance of this Agreement and the documents or instruments required hereunder, will not violate any provision of any existing law or regulation binding on the Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Manager, or any securities issued by the Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Manager is a party or by which the Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Manager and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property assets or revenues pursuant to the provisions of any such mortgage indenture, lease, contract or other agreement, instrument or undertaking.

     (4) Nothing in this Agreement shall or is tended to contravene any fact or representation set forth in the Prospectus.

     SECTION  19.  Notice.  Unless  expressly  provided  otherwise  herein,  all
                   ------
notices, request, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested. The parties may deliver to each other notice by electronically transmitted facsimile copies ("Fax") provided that such Fax notice is followed within twenty-four (24) hours by any type of notice otherwise provided for in this paragraph. Any notice shall be duly addressed to the parties as follows:

     If  to  the  Company:               119  East  Marcy
                                         Santa  Fe,  NM  87501
                                         Attention:  Larry  A.  Goldstone

     Copy  to:                           Michael  B.  Jeffers,  Esq.
                                         Jeffers, Wilson, Shaff & Falk, LLP
                                         18881 Von Karman Avenue, Suite 1400
                                         Irvine,  CA  92612

     If  to  the  Manager:               119  East  Marcy
                                         Santa  Fe,  NM  87501
                                         Attention:  Garrett  Thornburg

     Copy  to:                           Michael B. Jeffers, Esq.
                                         Jeffers, Wilson, Shaff & Falk, LLP
                                         18881 Von Karman Avenue, Suite 1400
                                         Irvine, CA 92612

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 19 for the giving of notice.

     SECTION  20.  Binding  Nature  of  Agreement; Successors and Assigns.  This
                   ------------------------------------------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided herein.

     SECTION  21.  Entire  Agreement.  This  Agreement  contains  the  entire
                   -----------------
agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing approved by the Company (including a majority of the Independent Directors) and the Manager.

     SECTION 22.  Controlling Law.  This Agreement and all questions relating to
                  ---------------
its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New Mexico, notwithstanding any New Mexico or other conflict of law provisions to the contrary.

     SECTION  23.  Schedules  and Exhibits.  All Schedules and Exhibits referred
                   -----------------------
to herein or attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

     SECTION  24.  Indulgences,  Not Waivers.  Neither the failure nor any delay
                   -------------------------
on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     SECTION 25.  Titles Not to Affect Interpretation.  The titles of paragraphs
                  -----------------------------------
and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

     SECTION  26.  Execution in Counterparts.  This Agreement may be executed in
                   -------------------------
any number of counterparts, including electronically transmitted counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. this Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

     SECTION  27.  Provisions  Separable.  The  provisions of this Agreement are
                   ---------------------
independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

     SECTION 28.  Gender.  Words used herein regardless of the number and gender
                  ------
specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

     SECTION  29.  Computation  of  Interest.  Interest  will be computed on the
                   -------------------------
basis  of  a  360-day  year  consisting  of  twelve  months of thirty days each.

                            [SIGNATURE  PAGE  FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Management Agreement as of the date first written above.


                                 "Company"

                                 THORNBURG  MORTGAGE  ASSET  CORPORATION
                                 a  Maryland  corporation


                                 By:  /s/  Larry  A.  Goldstone
                                      -------------------------
                                 Larry  A.  Goldstone,  President

                                 "Manager"

                                 THORNBURG MORTGAGE ADVISORY CORPORATION, a Delaware corporation


                                 By:  /s/  Garrett  Thornburg
                                      -----------------------
                                 Garrett  Thornburg,  Chairman

                                     ANNEX A

                       Definition of "Operating Expenses"


I. The term "Operating Expenses" means all of the Company's ordinary and necessary operating expenses of every type including, but not limited to, costs of operating, owning, acquiring, carrying, monitoring the servicing of and disposing of the Company's assets, including software and costs of equipment related thereto, and costs of organizing any subsidiary of the Company, costs of issuing, servicing, paying dividends or interest on, selling or reacquiring any instrument or security or mortgage asset (whether or not a security), costs preparatory to entering into a business or activity, costs of winding up or disposing of a business or activity, interest, points, fees, finance costs, costs of maintaining compliance with governmental requirements of any type, taxes, losses, bad debts of any type, in each case incurred by or on behalf of the Company regardless whether such expenses and costs would be treated as current costs or expenses for tax purposes or under generally accepted accounting principles.

II. The term "Operating Expenses" of the Company shall not include the following:

  (A) employment expenses of the Manager's personnel (including Directors, officers, and employees of the Company who are directors, officers, or employees of the Manager or its Affiliates), other than the expenses of those employee services listed in Section I above; and

  (B) rent, telephone, utilities, and office furnishings and other office expenses of the Manager (except those relating to a separate office, if any, maintained by the Company).